Exhibit 10.7

RESTRICTED STOCK AWARD AGREEMENT

Tuesday Morning Corporation
2014 Long-Term Incentive Plan

This Restricted Stock Award Agreement (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and _______________ (the “Participant”) effective as of ________________ (the “Date of Grant”), pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.

Whereas, the Company desires to grant to the Participant the shares of common stock, par value $0.01 per share (“Common Stock”), as an inducement for the Participant’s continued and effective performance of services for the Company, subject to the terms and conditions of this Agreement; and

WHEREAS, the Participant desires to have the opportunity to hold the Common Stock subject to the terms and conditions of this Agreement;

Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Restricted Stock.  Effective as of the Date of Grant, the Company shall cause to be issued in the Participant’s name ___________ shares of Common Stock (the “Restricted Stock”).  The Company shall electronically register the Restricted Stock, and any Retained Distributions issued with respect to the Restricted Stock, in the Participant’s name and note that such shares are Restricted Stock.  If certificates evidencing the Restricted Stock, or any Retained Distributions, are issued to the Participant during the Restricted Period, such certificates shall bear a restrictive legend, substantially as provided in Section 15.10 of the Plan, to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Participant shall have the right to vote the Restricted Stock awarded to the Participant and to receive and retain all regular cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock, with respect to such Restricted Stock, with the exception that (a) the Participant shall not be entitled to delivery of a stock certificate or certificates representing such Restricted Stock until the Forfeiture Restrictions applicable thereto shall have expired and the Participant requests delivery of a certificate as described in Section 6.4(a) of the Plan, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained

Distributions shall not bear interest or be segregated in separate accounts and (c) the Participant may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period.  Upon issuance, the certificates for the Restricted Stock shall be delivered to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the Forfeiture Restrictions lapse, together with stock powers or other written instruments or electronic agreements of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Restricted Stock set forth in this Agreement, the Participant accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
(a)

“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Restricted Stock issued to the Participant hereunder and the obligation to forfeit and surrender such Restricted Stock to the Company.

(b)

“Restricted Period” shall mean the period designated by the Committee during which Restricted Stock is subject to the Forfeiture Restrictions and may not be sold, assigned, transferred, pledged, or otherwise encumbered.

(c)	“Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of the Restricted Stock during any Restricted Period.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.

Transfer Restrictions.  Except as otherwise authorized by the Committee, the Restricted Stock granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Restricted Stock granted hereby that is no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  The Participant also agrees (a) that the Company may refuse to cause the transfer of the Restricted Stock to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Restricted Stock.  The Restricted Stock is registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.  A Prospectus describing the Plan and the Stock is available from the Company.

4.

Vesting.  The Restricted Stock that is granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Stock that is granted hereby in accordance with the provisions of subsections (a) through (d) of this Section 4.

(a)

Generally.  The Forfeiture Restrictions shall lapse as to the Restricted Stock that is granted hereby as provided in subsection (b), provided that the Participant has not incurred a Termination of Service prior to the applicable date provided in subsection (b).  If the Participant has incurred a Termination of Service before a date provided in subsection (b) then, except as otherwise specified in subsections (c) or (d) below, the Forfeiture Restrictions then applicable to any of the Restricted Stock shall not lapse and all of the Restricted Stock with respect to which Forfeiture Restrictions have not then lapsed shall be forfeited to the Company upon such Termination of Service.

(b)	Vesting Date. The Forfeiture Restrictions shall lapse, and the Restricted Stock will vest (subject to the provisions of subsection (a)) in accordance with the following schedule:
(i)	on __________, the Forfeiture Restrictions shall lapse, and the Restricted Stock will vest, with respect to one-quarter (25%) of the Restricted Stock;
(ii)	on __________, the Forfeiture Restrictions shall lapse, and the Restricted Stock will vest, with respect to an additional one-quarter (25%) of the Restricted Stock;
(iii)	on __________, the Forfeiture Restrictions shall lapse, and the Restricted Stock will vest, with respect to an additional one-quarter (25%) of the Restricted Stock; and
(iv)

on __________, the Forfeiture Restrictions shall lapse, and the Restricted Stock will vest, with respect to the remaining one-quarter (25%) of the Restricted Stock, so that on __________, the Restricted Stock will vest in full.

(c)

Death or Total and Permanent Disability.  Notwithstanding any provisions of Section 4 to the contrary, in the event the Participant’s Termination of Service is due to the Participant’s death or Total and Permanent Disability prior to a date provided in subsection (b), the Forfeiture Restrictions for all of the Restricted Stock with respect to which Forfeiture Restrictions have not then lapsed shall lapse on the date of such Termination of Service due to death or Total and Permanent Disability.

(d)

Change in Control.  Notwithstanding any provisions of Section 4 to the contrary, in the event a Change in Control occurs prior to the date of the Participant’s Termination of Service, the Forfeiture Restrictions for all of the Restricted Stock with respect to which Forfeiture Restrictions have not then lapsed shall lapse upon the occurrence of such Change in Control.

(e)

Forfeiture Upon Violation of Confidentiality/Nonsolicitation Provisions.  Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the confidentiality and non-solicitation provisions of Exhibit A, or the non-solicitation and/or confidentiality provisions contained in any written agreement by and between the Participant and the Company, then (i) the Forfeiture Restrictions shall not lapse, and any unvested  Restricted Stock shall be immediately forfeited to the Company as of the date of such violation, and (ii) any Restricted Stock for which the Forfeiture Restrictions have lapsed, but that had not yet been delivered to the Participant shall be immediately forfeited and this Agreement (other than the provisions of this subsection (e) and the provisions of Exhibit A) will be terminated on the date of such violation.

5.

Effect of Lapse of Restrictions.  Upon the lapse of the Forfeiture Restrictions with respect to the Restricted Stock granted hereby, if requested by the Participant as described in Section 6.4(a) of the Plan, the Company shall cause to be delivered to the Participant a stock certificate representing such Restricted Stock, and such Restricted Stock shall be transferable by the Participant (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.

Capital Adjustments and Reorganizations.  The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

7.

Section 83(b) Election.  The Participant shall not exercise the election permitted under section 83(b) of the Code with respect to the Restricted Stock without the written approval of the Chief Financial Officer of the Company.

8.

No Fractional Shares.  All provisions of this Agreement concern whole shares of Common Stock.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.

Not an Employment Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or service relationship between the Participant and the Company or guarantee the right to continue in the employment of the Company or a Subsidiary for any specified term.

10.

Limit of Liability.  Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Restricted Stock.

11.

Legend.  The Participant consents to the placing on the certificate for the Restricted Stock of an appropriate legend restricting resale or other transfer of the Restricted Stock except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

12.

Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Participant at the Participant’s residential address as shown in the records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.

Amendment and Waiver.  Except as otherwise provided herein or in the Plan, or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed, or an electronic agreement agreed to, by the Company and the Participant.  Only a written instrument executed and delivered by, or an electronic agreement agreed to by, the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Participant.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.

Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.

Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Restricted Stock granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Participant, the Participant’s permitted assigns and upon the Participant’s death, the Participant’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

16.	Miscellaneous. This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.

17.

Tax Withholding.  The Company or, if applicable, any Subsidiary (for purposes of this Section 17, the term “Company” shall be deemed to include any applicable Subsidiary), shall be entitled to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of, or lapse of restrictions on, this Award.  Alternatively, the Company may require the Participant (or other person validly exercising the Award) to pay such sums for taxes directly to the Company in cash or by check within one (1) day after the date of vesting or lapse of restrictions.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the removal of any restrictions on such shares or the delivery of any certificate representing shares of Common Stock, if such certificate is requested by the Participant in accordance with Section 6.4(a) of the Plan.  Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months  prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of the Restricted Stock, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c).

18.

Acceptance.  The Participant, by his or her acceptance of the Restricted Stock, agrees to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of Exhibit A, and the Plan, and further consents to and agrees to be bound by the Irrevocable Stock Power presented herewith.

19.

Disclaimer of Reliance.  Except for the specific representations expressly made by the Company in this Agreement and Exhibit A, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statement, inducements or representation(s) that may have been made, oral or written regarding the subject matter of this Agreement.  The Participant represents that the Participant relied solely and only on the Participant’s own judgment in making the decision to enter into this Agreement.

EXHIBIT A

1.	Confidential Information, the Participant’s Non-Disclosure Agreement and Work Product Ownership.
(a)

Confidential Information.  During the Participant’s employment with the Company, the Company shall provide the Participant otherwise prohibited access to certain of its Confidential Information which is not known to the Company’s competitors or within the Company’s industry generally, which was developed by the Company over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company.  For purposes of this Agreement, “Confidential Information” includes all trade secrets and confidential and proprietary information of the Company, including, but not limited to, the following: all documents or information, in whatever form or medium, concerning or relating to the Company’s operations; procedures; computer systems; customer information; methods of doing business; merchandise; marketing plans and methods; financial and accounting information; policies and practices; product information and strategy; project and prospect locations and leads; developmental or experimental work; research; development; know-how; technical data; designs; plans for research or future products; improvements; discoveries; database schemas or tables; development tools or techniques; finances; business plans; sales plans and strategies; budgets; pricing and pricing strategies and techniques; costs; customer and client lists and profiles; customer and client nonpublic personal information; supplier lists; business records; audits; management methods and information; reports, recommendations and conclusions; business practices; strategies; training manuals; vendors; suppliers; contractual relationships; and other business information disclosed or made available to the Participant by the Company, either directly or indirectly, in writing, orally, or by drawings or observation, that is not known to the public or any of the Company’s competitors or within the Company’s industry generally, which was developed by the Company at its expense, and which is of value to the Company. Confidential Information prepared or compiled by the Participant and/or the Company or furnished to the Participant during the Participant’s employment with the Company shall be the sole and exclusive property of the Company, and none of such Confidential Information or copies thereof, shall be retained by the Participant.  The Participant acknowledges that the Company does not voluntarily disclose Confidential Information, but rather takes precautions to prevent dissemination of Confidential Information beyond those employees such as the Participant entrusted with such information.  The Participant further acknowledges that the Confidential Information: (i) is entrusted to the Participant because of the Participant’s position with the Company; and (ii) is of such value and nature as to make it reasonable and necessary for the Participant to protect and preserve the confidentiality and secrecy of the Confidential Information.  The Participant acknowledges and agrees that the Confidential Information is a valuable, special, and a unique asset of the Company, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company.  While the Participant may not disclose any such Confidential Information, the Participant has the right to discuss wages, benefits or other terms and conditions of employment.  Nothing in this Agreement, including the definition of “Confidential Information” above and the nondisclosure requirements in Section 1(b) is intended to restrict the Participant’s right to have such discussions.

(b)Non-Disclosure.

(i)

The Participant shall hold all Confidential Information in strict confidence.  The Participant shall not, during the period of the Participant’s employment or at any time thereafter, disclose to anyone, or publish, use for any purpose, exploit, or allow or assist another person to use, disclose or exploit, except for the benefit of the Company, without prior written authorization, any Confidential Information or part thereof, except as permitted:  (1) in the ordinary course of the Company’s business or the Participant’s work for the Company; or (2) by law.  The Participant shall use all reasonable precautions to assure that all Confidential Information is properly protected and kept from unauthorized persons.  Further, the Participant shall not directly or indirectly, use the Company’s Confidential Information or information regarding the names, contact information, skills and compensation of employees and contractors of the Company to: (1) call upon, solicit business from, attempt to conduct business with, conduct business with, interfere with or divert business away from any customer, client, vendor or supplier of the Company with whom or which the Company conducted business within the eighteen (18) months prior to the Participant’s termination from employment with the Company; and/or (2)  recruit, solicit, hire or attempt to recruit, solicit, or hire, directly or by assisting others, any persons employed by or associated with the Company.  The Participant agrees that the Participant shall take all steps necessary to safeguard all Confidential Information and prevent its wrongful use, disclosure, or dissemination of any other person or entity.  The Participant further agrees that in the event the Participant is subpoenaed, served with any legal process or notice or otherwise requested to produce or divulge, directly or indirectly, any Confidential Information by any entity, agency, or person in any formal or informal proceeding including, but not limited to, any interview, deposition, administrative or judicial hearing and/or trial, and upon the Participant’s receipt of such subpoena, process, notice or request, the Company requests that the Participant notify and deliver via overnight delivery service a copy of the subpoena, process, notice or other request to: the Company’s General Counsel at 6250 LBJ Freeway, Dallas, Texas 75240.

(ii)	The Participant shall immediately notify the Company’s General Counsel if the Participant learns of or suspects any unauthorized disclosure of Confidential Information concerning the Company.
(iii)

Subject to Section 1(b)(iv), the Participant agrees that the Participant shall not use or disclose any confidential or trade secret information belonging to any former employer or third party, and the Participant shall not bring onto the premises of the Company or onto any the Company property any confidential or trade secret information belonging to any former employer or third party without such third parties’ consent.
(iv)

During the Participant’s employment, the Company will receive from third parties their confidential and/or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of and to use such information only for certain limited purposes.  The Participant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or organization or to use it except as necessary in the course of the Participant’s employment with the Company and in accordance with the Company’s agreement with such third party.

(c)

Return of the Company Property.  Upon the termination of the Participant’s employment for any reason, the Participant shall immediately return and deliver to the Company any and all property, including, without limitation, Confidential Information, software, devices, data, reports, proposals, lists, correspondence, materials, equipment, computers, hard drives, papers, books, records, documents, memoranda, manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, books of account, drawings, prints, plans, and the like which belong to the Company or which relate to the Company’s business and which are in the Participant’s possession, custody or control, whether prepared by the Participant or others.  If at any time after termination of the Participant’s employment, for any reason, the Participant determines that the Participant has any Confidential Information in the Participant’s possession or control, the Participant shall immediately return to the Company all such Confidential Information in the Participant’s possession or control, including all copies and portions thereof.  Further, the Participant shall not retain any property, including, without limitation, Confidential Information, data, information, or documents, belonging to the Company or any copies thereof (in electronic or hard copy format).

2.

Non-Solicitation.  In Section 1, the Company promised to provide the Participant certain Confidential Information.  The Participant recognizes and agrees that:  (i) the Company has devoted a considerable amount of time, effort, and expense to develop its Confidential Information and business goodwill; (ii) the Company’s Confidential Information and business goodwill are valuable assets to the Company; and (iii) any unauthorized use or disclosure of the Confidential Information would cause irreparable harm to the Company for which there is no adequate remedy at law, including damage to the Company’s business goodwill.  To protect the Confidential Information and business goodwill of the Company, the Participant agrees to the following restrictive covenants.

(a)

Non-Solicitation.  The Participant agrees that, as part of the Participant’s employment or association with the Company, the Participant will become familiar with the salary, pay scale, capabilities, experiences, skill and desires of the Company’s employees and consultants.  For these reasons, the Participant agrees that to protect the Company’s Confidential Information, legitimate business interests, and business goodwill, it is necessary to enter into the following restrictive covenant.  The Participant agrees that, during the Participant’s employment and for a period of twelve (12) months following the date on which the Participant’s employment with the Company terminates for any reason (“Restrictive Covenant Period”), the Participant, whether directly or indirectly, shall not recruit, solicit, hire or attempt to recruit, solicit, or hire, directly or by assisting others, any persons employed by or associated with the Company, nor shall the Participant contact or communicate with any such persons for the purpose of inducing such persons to terminate their employment or association with the Company.  For purposes of this paragraph, the “persons” covered by this prohibition include current employees and persons who were employed by the Company within twelve (12) months of the time of the attempted recruiting, solicitation, or hiring.

(b)

Remedies.  The Participant acknowledges that the restrictions contained in Section 1 and Section 2, in view of the nature of the Company’s business, are reasonable and necessary to protect their legitimate business interests, business goodwill and reputation, and that any violation of these restrictions would result in irreparable injury and continuing damage to the Company, and that money damages would not be a sufficient remedy to the Company for any such breach or threatened breach.  Therefore, the Participant agrees that the Company shall be entitled to a temporary restraining order and injunctive relief restraining the Participant from the commission of any breach or threatened breach of Section 1 or Section 2, without the necessity of establishing irreparable harm or the posting of a bond, and to recover from the Participant damages incurred by the Company as a result of the breach, as well as the Company’s attorneys’ fees, costs and expenses related to any breach or threatened breach of this Agreement and enforcement of this Agreement.  Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees, and costs.  The existence of any claim or cause of action by the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictive covenants contained in Section 1 or Section 2, or preclude injunctive relief.

(c)

Tolling. If the Participant violates any of the restrictions contained in this Section 2, the Restrictive Covenant Period shall be suspended and shall not run in favor of the Participant until such time that the Participant cures the violation to the satisfaction of the Company; the period of time in which the Participant is in breach shall be added to the Restrictive Covenant Period.

(d)

Notice.  If the Participant, in the future, seeks or is offered employment, or any other position or capacity with another company or entity, the Participant agrees to inform each new employer or entity, before accepting employment, of the existence of the restrictions in Section 1 and Section 2. The Company shall be entitled to advise such person or subsequent employer of the provisions of Section 1 and Section 2 and to otherwise deal with such person to ensure that the provisions of Section 1 and Section 2 are enforced and duly discharged.

Irrevocable Stock Power

Know all men by these presents, That For Value Received, the Participant (as defined in the Award Agreement) has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Tuesday Morning Corporation, a Delaware corporation (the “Company”), the Restricted Stock transferred pursuant to the Restricted Stock Award Agreement dated as of and effective ______________, 201__, between the Company and the Participant granting such Restricted Stock to the Participant (the “Award Agreement”); and subject to and in accordance with the terms of the Award Agreement the Participant does hereby constitute and appoint the Secretary of the Company the Participant’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Restricted Stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his or her substitutes shall lawfully do by virtue hereof.